Exhibit 99.3

SAEXPLORATION HOLDINGS, INC.

Use of EBITDA, Modified EBITDA and Adjusted EBITDA (Non-GAAP measures) as Performance Measures

We use a modified form of EBITDA to measure period-over-period performance. Modified EBITDA is defined as net income (loss) plus interest expense, less interest income, plus unrealized loss on change in fair value of notes payable to related parties, plus income taxes, plus depreciation and amortization, plus non-recurring major expenses outside of operations. Our management uses Modified EBITDA as a supplemental financial measure to assess: (i) the financial performance of our assets without regard to financing methods, capital structures, taxes, historical cost basis or non-recurring expenses; (ii) our liquidity and operating performance over time in relation to other companies that own similar assets and calculate EBITDA in a similar manner; and (iii) the ability of our assets to generate cash sufficient to pay potential interest cost. We use an adjusted form of EBITDA in addition to a modified form of EBITDA which reflects non-recurring, one-time expenses and unrealized foreign exchange gain or loss. We consider Adjusted EBITDA as presented below to be the primary measure of period-over-period changes in our operational cash flow performance.

The terms EBITDA, Modified EBITDA and Adjusted EBITDA are not defined under GAAP, and we acknowledge that these terms are not a measure of operating income, operating performance or liquidity presented in accordance with GAAP. When assessing our operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income (loss), cash flow from operating activities or other cash flow data calculated in accordance with GAAP. In addition, our calculation of Modified EBITDA and Adjusted EBITDA may not be comparable to EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, depreciation, amortization, and non-recurring expenses.

The computation of our Modified EBITDA and Adjusted EBITDA from net income (loss), the most directly comparable GAAP financial measure, is provided in the table below. The data as of and for the three months ended March 31, 2014 and March 31, 2013 are derived from our unaudited consolidated financial statements, which are included in our Form 10-Q filed with the SEC on May 9, 2014. The data as of and for the years ended December 31, 2013 and December 31, 2012 are derived from our audited consolidated financial statements, which are included in our Form 10-K/A (Amendment No. 1) filed with the SEC on April 14, 2014. The data as of and for the year ended December 31, 2011 are derived from our audited consolidated financial statements, which are included in our Form 8-K filed with the SEC on June 28, 2013. The data for the twelve months ended March 31, 2014 are derived from our data for the nine months ended December 31, 2013, and our data for the three months ended March 31, 2014.

	YEAR ENDED DECEMBER 31,			THREE MONTHS ENDED MARCH 31,		TWELVE MONTHS ENDED MARCH 31, 2014
	2011	2012	2013	2013	2014
				(Unaudited)	(Unaudited)	(Unaudited)
	(In thousands)
Net income (loss)	$9,508	$9,985	$(21,051)	$5,862	$698	$(26,215)
Interest expenses (income), net (a)(b)(c)	624	3,573	12,396	2,765	3,279	12,910
Provision for income taxes	3,319	1,444	10,495	2,365	3,812	11,942
Depreciation and amortization (d)	4,110	12,470	18,956	4,395	4,604	19,165

EBITDA	17,561	27,472	20,796	15,387	12,393	17,802
Net income attributable to non-controlling interest	—	—	45	—	786	831
Change in fair value of notes payable	—	—	631	—	507	1,138
Merger-related costs and financing charges (e)	—	3,437	3,620	—	—	3,620

Modified EBITDA	17,561	30,909	25,092	15,387	13,686	23,391
Costs related to contemplated business combinations (f)	964	—	—	—	—	—
Expenses related to Malaysia vessel incident (g)	—	—	5,106	—	—	5,106
Expenses from major project delay in Alaska (h)	—	—	5,828	—	—	5,828
Foreign exchange (gain) loss, net (i)	(150)	(320)	1,755	457	294	1,592

Adjusted EBITDA	$18,375	$30,589	$37,781	$15,844	$13,980	$35,917

a.	Excludes $213 and $2,860 of amortization of loan issuance costs which are included in depreciation and amortization in 2012 and 2013, respectively.
b.	Interest expense for the three months ended September 30, 2013, as restated, included a $492 non-cash change attributable to the unrealized loss from the change in fair-market value of the note payable.
c.	Excludes $620 and $751 of amortization of loan issuance costs which are included in depreciation and amortization in the three months periods ended March 31, 2013 and 2014, respectively.
d.	Includes $11,411 and $14,843 of depreciation expense included in direct operating expenses in 2012 and 2013, respectively.
e.	In 2012, principally the cost associated with financing costs and fees for early payment of debt. In 2013, principally the cost associated with financing costs, share-based compensation expenses of $1,298 related to the accelerated vesting of restricted shares issued by the corporation formerly known as SAExploration Holdings, Inc. in connection with its merger with and into our subsidiary, Trio Merger Sub, Inc. on June 24, 2013 (the “Merger”).
f.	Principally the non-recurring costs when we were a special purpose acquisition company related to our assessing other potential business combinations before we completed the Merger.
g.	Costs incurred on a transition zone turnkey project in Malaysia when one of our lead vessels experienced downtime for repair, during which time the entire seismic acquisition crew was placed on standby.
h.	One-time extraordinary crew and equipment stand-by and demobilization expenses on a project for a customer in Alaska where the crew was fully-mobilized to commence the project, but the customer first paused the project and then ultimately directed the demobilization of the crew. The amount shown is the total of the expenses that were not reimbursed by the customer. While the customer ultimately resumed projects in Alaska it did not do so until the first quarter of 2014.
i.	Represents unrealized foreign currency exchange income (loss), a non-cash charge.